EXHIBIT 15.1

August 4, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Registration Statement on Form S-8 of JPMorgan Chase & Co. filed August 4, 2017

Commissioners:

We are aware that (i) our report dated May 2, 2017 on our review of interim financial information of JPMorgan Chase & Co. (the “Firm”) for the three month periods ended March 31, 2017 and March 31, 2016 included in the Firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and (ii) our report dated August 2, 2017 on our review of interim financial information of the Firm for the three and six month periods ended June 30, 2017 and June 30, 2016 included in the Firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 are incorporated by reference in its Registration Statement on Form S-8 dated August 4, 2017. Pursuant to Rule 436(c) under the Securities Act of 1933, each such report should not be considered a part of such registration statement, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP